UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2026

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange
7.50% Notes due 2031	SAV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2026, the Board of Directors (the “Board”) of Saratoga Investment Corp. (the “Company”) increased the size of the Board from five to six members and appointed Scott E. Zoellner as a director of the Company for a term expiring at the Company’s 2027 annual meeting of stockholders, effective immediately. The Board also determined that Mr. Zoellner is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the Company and is independent in accordance with the NYSE rules. The Board appointed Mr. Zoellner to its audit committee, its compensation committee, and its nominating and corporate governance committee. There are no arrangements or understandings between Mr. Zoellner and any other persons pursuant to which he was selected as a director, nor is there any family relationship between Mr. Zoellner and any of the Company’s directors or executive officers. In addition, Mr. Zoellner is not a party to any current or proposed transaction between the Company and Mr. Zoellner or his immediate family members that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Zoellner is a Partner and the Chief Operating and Financial Officer of Niobrara Capital, a technology-oriented middle market private equity firm. At Niobrara Mr. Zoellner serves on the investment committee, oversees the administrative and finance functions of the firm and leads all capital markets activities. Prior to 2025, Mr. Zoellner was a Partner at AEA Investors LP for 21 years, serving as Chief Operating Officer and Group Head of the Private Debt Group and a member of the Investment Committees for the firm’s junior capital and senior debt strategies. His responsibilities included serving as an observer on several portfolio company boards. In 2022 Mr. Zoellner was named Head of Capital Markets for AEA Investors’ private equity groups. Prior to AEA, Mr. Zoellner was a Managing Director in Leveraged Finance Investment Banking at Credit Suisse (now UBS). Mr. Zoellner received a B.A. in economics and political science from Trinity College and an M.B.A. from the NYU Stern School of Business.

In connection with Mr. Zoellner’s appointment to the Board, the Company and Mr. Zoellner entered into an indemnification agreement, a form of which is incorporated by reference as an exhibit to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on May 5, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: August 5, 2026	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

2